EXHIBIT 4.5

			CONSENT TO CREDIT AGREEMENT

	  CONSENT TO CREDIT AGREEMENT (this "Consent"), dated as of November 2, 1995, among SEALED AIR CORPORATION, a Delaware corporation (the "Company"), SEALED AIR B. V., a corporation organized and existing under the laws of the Netherlands, SEALED AIR LIMITED, a corporation organized and existing under the laws of England, SEALED AIR (NZ) LIMITED, a corporation organized and existing under the laws of New Zealand (each a "Subsidiary Borrower" and together with the Company, the "Borrowers", and each a "Borrower"), BANKERS TRUST COMPANY, as Agent (the "Agent") and the lenders party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined herein shall have the respective meaning as provided such terms in the Credit Agreement.

			   W I T N E S S E T H :

	  WHEREAS, the Borrowers, various lender (the "Banks") and the Agent are parties to a Credit Agreement, dated as of June 8, 1994 (the "Credit Agreement");

	  WHEREAS, the company has requested that the Banks agree to the issuance of two Letters of Credit that have an expiry date of longer than 12 months; and

	  WHEREAS, in connection with the foregoing, the parties hereto wish to consent to a modification to the Credit Agreement as herein provided;

	  NOW, THEREFORE, it is agreed:

	  1. Notwithstanding anything to the contrary contained in Section 2.01(c) (ii) (x) of the Credit Agreement, the Banks hereby agree that BTCo may issue two Letters of Credit for the account of the Company with expiry dates of longer than 12 months so long as such expiry dates are otherwise prior to the Final Maturity Date.

	  2. This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

	  3. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

	  4. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE LAWS OF THE STATE OF NEW YORK.

	  5. This Consent shall become effective on the date (the "Consent Effective Date") when the Borrowers, the Agent and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice office.

	  6. From and after the Consent Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Documents to the Credit Agreement, shall be deemed to be references to the Credit Agreement as modified hereby.

	  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.

			      SEALED AIR CORPORATION


			      By  s/Warren H. McCandless
				  Title:  Senior Vice President-Finance

			      SEALED AIR B. V.


			      By  s/William V. Hickey
				   Title:  Managing Director

			      SEALED AIR LIMITED


			      By  s/William V. Hickey
				  Title:  Attorney-in-Fact

			       SEALED AIR (NZ) LIMITED


			      By  s/William V. Hickey
				   Title:  Director

			      BANKERS TRUST COMPANY,
				   Individually and as Agent


			      By s/______________________________
				   Title:  Vice President

			      ABN AMRO BANK N. V. NEW YORK
				   BRANCH

			      By   s/John W. Deegan
				   Title: Vice President

			      By  s/David W. Stack
				   Title:  Assistant Vice President


			      THE BANK OF NOVA SCOTIA


			      By  s/
				   Title:  Vice President

			      CAMPAGNIE FINANCIERE DE CIC ET
				   DE L'UNION EUROPEENE


			      By s/______________________________
				   Title:

			      By s/______________________________
				   Title:

			      NATIONSBANK, N.A.


			      By s/______________________________
				   Title:

			      UNITED JERSEY BANK


			      By s/______________________________
				   Title:

			      THE BANK OF NOVA SCOTIA


			      By s/
				   Title:  Vice President

			      CAMPAGNIE FINANCIERE DE CIC ET
				   DE L'UNION EUROPEENE


			      By  s/Brian O'Leary
				   Title:  Vice President

			      By  s/Sean Mounier
				   Title:  First Vice President

			      NATIONSBANK, N.A.


			      By s/______________________________
				   Title:  Vice President

			      UNITED JERSEY BANK


			      By  s/Lawrence F. Zema
				   Title:  Vice President & Regional Manager

			      BANQUE FRANCAISE DU COMMERCE
			       EXTERIEUR


			       By:  s/
				   Title

			       CREDIT LYONNAIS, NEW YORK
			      BRANCH


			       By s/
			      Title:

			       CORESTATES BANK,  N.A.

			       By s/
				   Title:

			      THE FIRST NATIONAL BANK OF
			      BOSTON

			      By s/
				   Title:  Director

			       FLEET BANK N.A.

			      By s/
			      Title:  Senior Vice President

			      THE NORTHERN TRUST COMPANY

			      By s/ Lawson E. Whiting
				     Title:  Commerical Banking Officer

			      TORONTO DOMINION (NEW YORK),
			      INC.

			      By  s/
				   Title:  Managing Director




			      MIDLAND BANK PLC
			      NEW YORK BRANCH

			      By s/
			      Title:  Authorized Signatory